Exhibit 99.1

The Clorox Company News Release

Clorox Reports Strong Top-line Growth in Q2; Raises EPS Outlook for FY’06
OAKLAND, Calif., Feb. 2, 2006 — The Clorox Company (NYSE: CLX) (PCX: CLX) today announced that strong sales growth and cost savings contributed to solid results for the company’s fiscal second quarter, which ended Dec. 31, 2005.
“I’m very pleased with our second-quarter performance,” said Chairman and CEO Jerry Johnston. “Each of our business segments delivered 6 percent sales growth on top of company sales growth of 9 percent in the year-ago quarter. We feel positive about the initial response to our recent price increases and are excited about our third-quarter product launches, including Clorox® Anywhere Hard Surface™ sanitizing spray and Kingsford® charcoal with Sure Fire Grooves™. Overall, our brands are healthy and we feel confident in our ability to execute our strategies over the long term.”
Second-quarter highlights
In accordance with generally accepted accounting principles in the United States (GAAP), Clorox reported second-quarter net earnings from continuing operations of $83 million, or 55 cents per diluted share, based on weighted average shares outstanding of 152 million. This compares with net earnings from continuing operations in the year-ago quarter of $136 million, or 72 cents per diluted share, based on weighted average shares outstanding of 190 million, for a decrease of 17 cents per diluted share, or 24 percent. Diluted earnings per share (EPS) from continuing operations in the year-ago quarter included 13 cents associated with the fiscal year 2005 share exchange with Henkel KGaA. In the recent quarter, diluted EPS reflected higher incentive compensation and interest expense, as well as an impact of 4 cents from higher equity-compensation expense following the adoption of Statement of Financial Accounting Standards (SFAS) No. 123-R.
Second-quarter sales grew 6 percent to $1.06 billion, compared with $1.00 billion in the year-ago quarter. Volume grew 2 percent, primarily due to increased shipments of home care products, institutional products and Latin America products. Also contributing to volume growth were increased shipments of Glad® trash bags and Kingsford® charcoal products. Sales growth outpaced volume growth primarily due to the benefit of price increases and favorable product mix.
Gross margin in the second quarter declined 210 basis points versus the year-ago quarter to 41 percent. This decline was primarily due to higher raw-material costs, along with transition costs related to the Kingsford® charcoal improvement. These factors were partially offset by the benefits of cost savings and price increases.
In addition to strong sales growth and lower gross margin, diluted EPS from continuing operations in the recent quarter reflected lower income taxes and the continued benefit of a lower share base due to the Henkel share exchange.
Net cash provided by operations in the second quarter was $142 million, compared with $189 million in the year-ago quarter. The year-over-year decline was primarily due to lost profits from businesses and investments transferred to Henkel, higher interest expense from debt issued to fund the Henkel share exchange and higher short-term interest rates, and higher working capital resulting from increased receivables due primarily to an increase in sales in the current quarter. These factors were partially offset by lower tax payments versus the year-ago quarter.
During the quarter, Clorox repurchased 834,000 shares of the company’s common stock at a cost of about $45 million under its ongoing program to offset stock option dilution.

Second-quarter results by business segment
Following is a summary of key second-quarter results by business segment. All comparisons are with the second quarter of fiscal year 2005.
Household Group — North America
Compared with the year-ago quarter, the segment reported 6 percent sales growth, 4 percent volume growth and 5 percent growth in pretax earnings from continuing operations. The segment delivered increased shipments of Clorox® disinfecting wipes, Clorox® bathroom cleaner, Clorox 2® color-safe bleach and institutional products. Also contributing to volume growth were shipments of the Clorox® BathWand system. These results were partially offset by lower shipments of Clorox® bleach pen, products in Canada and Brita water-filtration systems. Sales growth outpaced volume growth primarily due to the benefits of favorable product mix and price increases on Clorox® laundry and cleaning products. Pretax earnings from continuing operations primarily reflected the benefit of volume growth, cost savings, price increases and favorable product mix, partially offset by higher raw-material costs and increased marketing investment.
Specialty Group
Compared with the year-ago quarter, the segment reported 6 percent sales growth, flat volume and 11 percent decline in pretax earnings from continuing operations. Increased shipments of Glad® trash bags, all-time record shipments of GladWare® food containers and higher shipments of Kingsford® charcoal products were offset by lower shipments of food products and cat litter. Sales growth outpaced volume growth primarily due to the benefits of price increases on Glad® products and cat litter. Pretax earnings from continuing operations primarily reflected higher raw-material costs, product mix and transition costs related to the Kingsford® charcoal improvement, partially offset by the benefits of cost savings and price increases.
International
The segment delivered 6 percent sales growth on top of 16 percent sales growth in the year-ago quarter. The segment also reported 1 percent volume growth compared with 13 percent volume growth in the year-ago quarter, and a 15 percent decline in pretax earnings from continuing operations. Increased Latin America shipments behind new products and home-care category growth were substantially offset by lower volume in Australia from the discontinuation of a low-margin product line, along with decreased shipments to nonstrategic export customers. Sales growth outpaced volume growth primarily due to the benefits of price increases in Latin America and favorable product mix in Latin America and Australia. Lower pretax earnings from continuing operations reflected the benefits of price increases and cost savings in the recent quarter, more than offset by higher raw-material costs and increased marketing investment in Latin America to support new products. In the year-ago quarter, pretax earnings from continuing operations reflected equity earnings and royalties from the company’s former Spain joint venture investment with Henkel.
Corporate
The decline in pretax corporate earnings from continuing operations was caused by several factors, including the gain on the exchange of the Spain joint venture investment with Henkel in the year-ago quarter; higher interest expense from debt issued to fund the Henkel share exchange and higher short-term interest rates; higher equity-compensation expense following the adoption of SFAS No. 123-R; and increased accruals for incentive compensation.
Outlook
For the third quarter, Clorox continues to anticipate sales growth of 4-7 percent, reflecting the benefits of volume growth behind new products, price increases and a shift forward in the timing of some merchandising events held in the fourth quarter of fiscal 2005. The company now anticipates third-quarter diluted EPS from continuing operations in the range of 68-73 cents, including the benefit of an anticipated slightly lower tax rate versus the previous outlook. Also included in the company’s third-quarter outlook is a significantly higher marketing investment versus the year-ago quarter to support new products.
For the fourth quarter, Clorox’s outlook continues to be for sales growth in the range of 3-5 percent and diluted EPS from continuing operations in the range of $1.04-$1.14. Included in the company’s fourth-quarter outlook are the continuing benefits of price increases, and the company’s anticipation that commodity costs in the latter part of the fiscal year will be slightly lower than the extreme post-hurricane levels, although still significantly higher than year-ago levels.

For fiscal 2006, Clorox now anticipates sales growth in the range of 4-6 percent and diluted EPS from continuing operations in the range of $2.97-$3.07, reflecting the company’s strong second-quarter results. Clorox’s fiscal-year outlook also includes an estimated incremental impact of 14-16 cents from expensing equity compensation following the adoption of SFAS No. 123-R.
For more information
For supplemental financial information, including definitions of financial terms used in this earnings release and on today’s conference call with the investment community (details below), visit the Financial Results area within the Investors section of the company’s Web site at www.TheCloroxCompany.com.
Note: Percentage and basis-point changes noted in this news release are calculated based on rounded numbers.
Today’s webcast
Today at 10:30 a.m. Pacific time (1:30 p.m. Eastern time), Clorox will host a live audio webcast of a discussion with the investment community regarding the company’s second-quarter results. The webcast can be accessed at www.TheCloroxCompany.com/investors/index.html. Following a live discussion, a replay of the webcast will be archived for one week on the company’s Web site.
The Clorox Company
The Clorox Company is a leading manufacturer and marketer of consumer products with fiscal year 2005 revenues of $4.4 billion. Clorox markets some of consumers’ most trusted and recognized brand names, including its namesake bleach and cleaning products, Armor All® and STP® auto care products, Fresh Step® and Scoop Away® cat litters, Kingsford® charcoal briquets, Hidden Valley® and K C Masterpiece® dressings and sauces, Brita® water-filtration systems, and Glad® bags, wraps and containers. With 7,600 employees worldwide, the company manufactures products in 25 countries and markets them in more than 100 countries. Clorox is committed to making a positive difference in the communities where its employees work and live. Founded in 1980, The Clorox Company Foundation has awarded cash grants totaling more than $62.3 million to nonprofit organizations, schools and colleges; and in fiscal year 2005 alone made product donations valued at $4.9 million. For more information about Clorox, visit www.TheCloroxCompany.com.
Forward-looking statements
Except for historical information, matters discussed above, including statements about future volume, sales, costs, cost savings, earnings, cash outflows, plans, objectives, expectations, growth, or profitability, are forward-looking statements based on management’s estimates, assumptions and projections. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and variations on such words, and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are only predictions, subject to risks and uncertainties, and actual results could differ materially from those discussed above. Important factors that could affect performance and cause results to differ materially from management’s expectations are described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2005, as updated from time to time in the company’s SEC filings. These factors include, but are not limited to, general economic and marketplace conditions and events; competitors’ actions; the company’s costs, including changes in exposure to commodity costs such as resin, diesel and chlor-alkali; increases in energy costs; consumer and customer reaction to price increases; the company’s actual cost performance; any future supply constraints which may affect key commodities; risks inherent in sole-supplier relationships; risks arising out of natural disasters; risks inherent in litigation and international operations; the ability to manage and realize the benefits of joint ventures and other cooperative relationships, including the company’s joint venture with The Procter & Gamble Company (“P&G”) regarding the company’s Glad® plastic bags, wraps and containers business; the success of new products; the integration of acquisitions and mergers; the divestiture of non-strategic businesses; the implementation of the company’s strategy; and the ability of the company to successfully manage tax, regulatory, product liability, intellectual property and environmental matters, including the risk resulting from joint and several liability for environmental contingencies. In addition, the company’s future performance is subject to risks particular to the share exchange transaction with Henkel KGaA (“Henkel”), including the sustainability of cash flows and the actual level of debt costs. Declines in cash flow, whether resulting from tax payments, debt payments, share repurchases, P&G’s increased equity in the joint venture, interest cost increases greater than management expects, or otherwise, could adversely affect the company’s earnings.

The company’s forward-looking statements in this document are and will be based on management’s then current views and assumptions regarding future events and speak only as of their dates. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the federal securities laws.

Media Relations	Investor Relations
Dan Staublin (510) 271-1622	Steve Austenfeld (510) 271-2270
Kathryn Caulfield (510) 271-7209

Condensed Consolidated Statements of Earnings (Unaudited)
Dollars in millions, except per-share amounts

	Three Months Ended		Six Months Ended
	12/31/2005	12/31/2004	12/31/2005	12/31/2004
Net sales	$1,064	$1,000	$2,168	$2,048
Cost of products sold	628	569	1,266	1,160

Gross profit	436	431	902	888

Selling and administrative expenses	161	134	305	264
Advertising costs	99	92	212	197
Research and development costs	25	21	48	42
Restructuring and asset impairment costs	—	2	1	32
Interest expense	32	17	62	25
Other income:
Equity earnings and gain on exchange of Henkel Iberica, S.A.	—	(22)	—	(25)
Other, net	(1)	(7)	—	(8)

Earnings from continuing operations before income taxes	120	194	274	361
Income taxes on continuing operations	37	60	83	118
Reversal of deferred taxes from equity investment in Henkel Iberica, S.A.	—	(2)	—	(2)

Earnings from continuing operations	83	136	191	245

Discontinued operations:
Gain on exchange	—	550	—	550
Earnings from exchanged businesses	—	11	1	33
Reversal of deferred taxes from exchanged businesses	—	6	—	6
Income tax (expense) benefit on discontinued operations	—	(4)	—	(12)

Earnings from discontinued operations	—	563	1	577

Net earnings	$83	$699	$192	$822

Earnings per common share:
Basic
Continuing operations	$0.56	$0.73	$1.27	$1.22
Discontinued operations	—	3.00	0.01	2.89

Basic net earnings per common share	$0.56	$3.73	$1.28	$4.11

Diluted
Continuing operations	$0.55	$0.72	$1.25	$1.21
Discontinued operations	—	2.96	0.01	2.85

Diluted net earnings per common share	$0.55	$3.68	$1.26	$4.06

Weighted average common shares outstanding (in thousands)
Basic	150,080	187,310	150,457	200,107
Diluted	152,264	189,806	152,780	202,555

Segment Information (Unaudited)
Dollars in millions
Second Quarter

				Earnings/(Losses) from Continuing
	Net Sales			Operations Before Income Taxes
	Three Months Ended			Three Months Ended
			%			%
	12/31/2005	12/31/2004	Change (1)	12/31/2005	12/31/2004	Change (1)
Household Group — North America	$495	$465	6%	$161	$154	5%
Specialty Group	405	381	6%	82	92	-11%
International	164	154	6%	33	39	-15%
Corporate	—	—	—	(156)	(91)	-71%

Total Company	$1,064	$1,000	6%	$120	$194	-38%

Year To Date

				Earnings/(Losses) from Continuing
	Net Sales			Operations Before Income Taxes
	Six Months Ended			Six Months Ended
			%			%
	12/31/2005	12/31/2004	Change (1)	12/31/2005	12/31/2004	Change (1)
Household Group — North America	$1,019	$973	5%	$331	$321	3%
Specialty Group	830	793	5%	171	165	4%
International	319	282	13%	68	67	1%
Corporate	—	—	—	(296)	(192)	-54%

Total Company	$2,168	$2,048	6%	$274	$361	-24%

(1)	Percentages based on rounded numbers.

Condensed Consolidated Balance Sheets (Unaudited)
Dollars in millions

	12/31/2005	6/30/2005
Assets
Current assets
Cash and cash equivalents	$273	$293
Receivables, net	377	411
Inventories	359	323
Other current assets	58	63

Total current assets	1,067	1,090
Property, plant and equipment, net	993	999
Goodwill, net	747	743
Trademarks and other intangible assets, net	595	599
Other assets, net	165	186

Total assets	$3,567	$3,617

Liabilities and Stockholders’ Deficit
Current liabilities
Notes and loans payable	$521	$359
Current maturities of long-term debt	3	2
Accounts payable	274	347
Accrued liabilities	450	614
Income taxes payable	24	26

Total current liabilities	1,272	1,348
Long-term debt	2,119	2,122
Other liabilities	631	618
Deferred income taxes	73	82

Total liabilities	4,095	4,170

Stockholders’ deficit
Common stock	250	250
Additional paid-in capital	342	328
Retained earnings	3,781	3,684
Treasury shares, at cost: 99,717,120 and 98,143,620 shares at December 31, 2005, and June 30, 2005, respectively	(4,570)	(4,463)
Accumulated other comprehensive net losses	(331)	(336)
Unearned compensation	—	(16)

Stockholders’ deficit	(528)	(553)

Total liabilities and stockholders’ deficit	$3,567	$3,617

The Clorox Company

Supplemental Information — Volume Growth
Business Segment % Change vs. Prior Year Major Drivers of Change FY05 FY06 Q1 Q2 Q3 Q4 FY Q1 Q2 YTD Q2 increase driven by category growth and merchandising events on Clorox disinfecting wipes, continued momentum behind the FY05 launch of Clorox disinfecting bathroom cleaner, and the Q4 FY05 launch of Clorox Laundry / Home Care 7% 9% 3% 8% 7% -2% 5% 1% BathWand system. Stronger Q2 PPD shipments from distribution gains offset by prior year Brita faucet mount Water Filtration / distribution gains in Canada / Auto / PPD* -4% 2% -1% -3% -2% 5% 0% 3% Home Hardware channel. Total Household Group — North America 4% 7% 1% 5% 4% 0% 4% 2% Q2 shipment growth driven by record second quarter shipments in trash bags and an all-time record on GladWare Bags & Wraps 14% 9% 3% 3% 7% -7% 1% -3% products. Q2 shipment decline driven by salad/lettuce category softness in the grocery channel and impact of October price increase in litter, offset by shipment growth in Litter / Food / Charcoal -2% 5% 1% -1% 0% 3% -2% 1% charcoal. Total Specialty Group 5% 6% 2% 0% 3% -1% 0% -1% Q2 volume growth behind new products and category/share growth across Latin America, offset by softness in Asia, and Total International 7% 13% 9% 13% 10% 14% 1% 7% Australia. Total Clorox 5% 8% 3% 4% 5% 1% 2% 2%
* Professional Products Division
Note: Q1 FY05 has been reclassified for discontinued operations treatment of businesses transferred to Henkel.

The Clorox Company

Supplemental Information — Sales Growth
Business Segment % Change vs. Prior Year Major Drivers of Change FY05 FY06 Q1 Q2 Q3 Q4 FY Q1 Q2 YTD Q2 increase driven by volume growth, favorable product mix, Laundry / Home Care 5% 7% 2% 4% 5% 1% 7% 4% and price increases. Higher Q2 sales driven by a favorable foreign exchange rate (Canadian dollar) and Water Filtration / price increases in Canada / Auto / PPD* -4% 4% 0% -2% -1% 8% 5% 7% Canada. Total Household Group — North America 2% 7% 0% 2% 3% 3% 6% 5% Q2 increase driven by volume growth, favorable pricing impact and lower trade spending versus last year’s launch of Glad Bags & Wraps 16% 12% 12% 22% 15% 6% 14% 10% ForceFlex trash bags. Decline in Q2 driven by salad/lettuce category softness in the grocery channel impacting the food Litter / Food / Charcoal -1% 5% 2% 1% 2% 1% -1% 0% business. Total Specialty Group 6% 9% 5% 7% 7% 3% 6% 5% Q2 increase driven by price increases across Latin America, partially offset by lower volume in Asia, Total International 6% 16% 8% 20% 12% 21% 6% 13% and Australia. Total Clorox 4% 9% 3% 6% 5% 5% 6% 6%
* Professional Products Division
Note A: Q1 FY05 has been reclassified for discontinued operations treatment of businesses transferred to Henkel.
Note B: Segment totals for Household Group — North America, Specialty, and International include minor corporate adjustments.

The Clorox Company

Adjusted Operating Profit
Reconciliation schedule of adjusted operating profit to earnings from continuing operations before income taxes
In millions

	Three months ended		Six months ended
	12/31/05	12/31/04	12/31/05	12/31/04
Net sales	$1,064	$1,000	$2,168	$2,048

Gross profit	$436	$431	$902	$888
Gross margin (1)	41.0%	43.1%	41.6%	43.4%

Adjusted operating expenses (2)	$285	$247	$565	$503

Adjusted operating profit (3)	$151	$184	$337	$385
Adjusted operating profit margin (1)	14.2%	18.4%	15.5%	18.8%

Restructuring and asset impairment costs	$—	$2	$1	$32
Interest expense	$32	$17	$62	$25
Other expense (income), net	($1)	($29)	$—	($33)

Earnings from continuing operations before income taxes	$120	$194	$274	$361
(1) Percentages based on rounded numbers
(2) Adjusted operating expenses = selling and administrative expenses, advertising costs and research and development costs
In accordance with SEC’s Regulation G, this schedule provides the definition of a non-GAAP measure and the reconciliation to the most closely related GAAP measure.
(3) Adjusted operating profit (a non-GAAP measure) represents earnings from continuing operations before income taxes (a GAAP measure), excluding restructuring and asset impairment costs, interest expense and other expense (income), net, as reported in the Condensed Consolidated Statements of Earnings (Unaudited). Adjusted operating profit margin is a measure of adjusted operating profit as a percentage of net sales.
Management believes the presentation of adjusted operating profit and margin provides additional useful information to investors about current trends in the business. Adjusted operating profit is a component for the calculation of management incentive compensation and employee profit sharing plans.

The Clorox Company

Supplemental Balance Sheet Information
Preliminary* (Unaudited)
For the three months ended December 31, 2005
Working Capital Update
Q2 Days Days FY 2006 FY 2005 Change Change ($ millions) ($ millions) ($ millions) — Receivables, net $377 $354 +$23 31 33 -2 days Inventories 359 342 +$17 50 51 -1 days Accounts payable 274 293 -$19 41 43 -2 days Accrued liabilities 450 629 -$179 Total WC(1) $ 46 -$175 +$221 Total WC % net sales (2,4) 1.1% -4.4% Avg WC(1,4) $ 52 -$171 +$223 Avg WC % net sales(3,4) 1.2% -4.3%
•	Receivables were higher driven by sales growth, however Days Sales Outstanding declined due to improved collections and shorter payment terms.

•	Inventory was higher due to commodities cost increases, as well as the build-up for new product launches.

•	Accounts payable declined due to the timing of payments, while Accrued liabilities decreased primarily as a result of tax payments related to the IRS settlement.
Supplemental Cash Flow Information
Preliminary* (Unaudited)
For the three months ended December 31, 2005
Capital expenditures were $46 million (YTD = $83 million)
Depreciation and amortization was $47 million (YTD = $92 million) 5
Cash provided by operations
•	Net cash provided by operations in the second quarter was $142 million, compared with $189 million in the year-ago quarter. The year-over-year decline was primarily due to lost profits from businesses transferred to Henkel, higher interest expense from debt issued to fund the Henkel share exchange and higher short-term interest rates, and higher working capital resulting from increased receivables. These factors were partially offset by lower tax payments versus the year-ago quarter.

*	Preliminary estimates. Final quarterly numbers will be published in our Form 10-Q.

(1)	Working capital is defined as current assets minus current liabilities excluding cash and short-term debt. Total working capital is based on working capital at the end of the period. Average working capital is based on a two points average working capital. (Note: Q1’05 working capital does not include $120 million in current assets attributable to assets held for exchange as part of the Henkel transaction.)

(2)	Based on working capital at the end of the period divided by annualized net sales (current quarter net sales x 4).

(3)	Based on a two points average working capital divided by annualized net sales (current quarter net sales x 4).

(4)	Q1’05 working capital as a percentage of net sales and days in receivables, net, inventories and accounts payable are calculated based on balances as reported in our Form 10-Q filed for the quarter ended September 30, 2004, and do not reflect reclassification of operating results of businesses transferred to Henkel as discontinued operations.

(5)	Depreciation and amortization excludes non-cash impact of share-based compensation. In Q1, the company reported depreciation and amortization expense of $54 million including $10 million of share-based compensation. The YTD number does not include any share-based compensation expenses, which is now reported as a separate line item on the Cash Flow Statement.